UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                February 6, 2006
                        (Date of earliest event reported)



                         PETROSEARCH ENERGY CORPORATION
                         ------------------------------
        (Exact name of small Business Issuer as specified in its charter)


                NEVADA                                     20-2033200
                ------
  (State or other jurisdiction of             (IRS Employer Identification No.)
   incorporation or organization)

                                                              1311
                                                              ----
                                                 (Primary Standard Industrial
                                                       Classification Code)

     675 BERING DRIVE, SUITE 200
            HOUSTON, TEXAS                                    77057
            --------------                                    -----
 (Address of principle executive offices)                   (Zip Code)



                                 (713) 961-9337
                                 --------------
                 Issuer's telephone number, including area code

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On February 3, 2006, Petrosearch Energy Corporation announced that we had entered into a Program Agreement (the "Program Agreement") with Harding Company ("Harding") under which we will participate with Harding and other oil and gas companies in the development through an Area of Mutual Interest Agreement of Barnett Oil Shale lands in five North Texas counties representing approximately
1.6 million acres (the "Project"). We filed a Form 8-K on February 3, 2006, to disclose this transaction.

     On February 6, 2006, we entered into an Amended and Restated Program Agreement with Harding (the "Amended Program Agreement") under which we have increased our participation commitment by $8,000,000, bringing our total commitment in the project to $28,000,000. We also funded an additional $800,000, bringing our total initial deposit in the Project to $2,800,000. Under the terms of the Amended Program Agreement, our cost-bearing percentage for purposes of leasing activities, seismic and geologic costs and drilling and completion costs (until our commitment cap of $28,000,000 is fully expended) will be 34.433%. We shall be entitled to a 24.938% working interest in each such lease acquired and our revenue sharing percentage and operating cost-bearing percentage shall likewise be 24.938% until such time as we recoup our $28,000,000 commitment from production ("Payout"). After Payout, our working interest and cost-bearing percentage will be 14%.

     If a lease is sold outside of the program prior to Payout, the sales proceeds shall be shared in proportion to the relative contribution of each party to the funding of the acquisition costs for that lease. If we invest more than $5,000,000, but less than the $28,000,000 commitment due to lack of funds, our cost-bearing and revenue-sharing interests stipulated in the Amended Program Agreement and set forth above shall be proportionately reduced to the amount invested in relation to $28,000,000.

     If for any reason our investment is less than $5,000,000, then our percentage interest before Payout will be proportionally reduced as set forth above and the percentage of our interest after Payout will be 1% for each $2,400,000 invested (as compared to 1% for each $2,000,000 invested had we invested more than $5,000,000). All other substantive provisions of the Program Agreement remained the same.

     A copy of the press release related to this transaction is attached hereto as Exhibit 99.1



ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

      (c)  Exhibits

Number     Description
------     -----------

99.1       Press release dated February 6, 2006

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PETROSEARCH ENERGY CORPORATION
Date:  February 6, 2006
                                       By: /s/ Richard D. Dole
                                          -------------------------------------
                                          Richard D. Dole
                                          Chief Executive Officer and President